Exhibit 99.1

AVCT Announces $10 Million Registered Direct Offering and Concurrent Private

Placement Priced At-the-Market Under Nasdaq Rules

ATLANTA, Oct. 18, 2022 (GLOBE NEWSWIRE) -- American Virtual Cloud Technologies, Inc. (the “Company”) (Nasdaq: AVCT), today announced that it has entered into definitive agreements with institutional investors for the purchase and sale of 5,000,000 shares of its common stock (the “Shares”), pursuant to a registered direct offering priced at-the-market under Nasdaq rules (the “Offering”), and warrants to purchase up to 10,000,000 Shares (the “Warrants”), in a concurrent private placement (the “Private Placement”). The combined purchase price for one Share and two Warrants will be $2.00. The Warrants will have an exercise price of $1.80 per Share, will be exercisable 45-days following the date of issuance and will expire two years from the initial exercise date.

The aggregate gross proceeds from the Offering and the concurrent Private Placement are expected to be approximately $10 million before deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds from the Offering and the concurrent Private Placement for working capital and other general corporate purposes. The closing of the Offering and the concurrent Private Placements is expected to occur on or about October 20, 2022, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners and Northland Capital Markets are acting as co-placement agents for the Offering and concurrent Private Placement.

The Shares are being offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-258136), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on August 27, 2021. A prospectus supplement describing the terms of the proposed Offering will be filed with the SEC and will be available under the Company’s profile on EDGAR at www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The Warrants and the Shares underlying the Warrants sold in the concurrent Private Placement are being issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act, or applicable state securities laws. Accordingly, the Warrants and the Shares underlying the Warrants issued in the Private Placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About American Virtual Cloud Technologies, Inc.

American Virtual Cloud Technologies now operates under the Kandy brand name. Kandy establishes and operates cloud-based communications marketplaces for telecom carriers, offering proprietary API Enablement services such as Microsoft Teams Direct Routing as a Service, and SIP Trunking as a Service capabilities. For more information, visit https://www.avctechnologies.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Reverse Stock Split and other future events and expectations described in this press release. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. The forward-looking statements contained herein include, without limitation, statements about the expected closing of the Offering and the Private Placement; anticipated use of proceeds of the Offering and the Private Placement; the Company’s ability to satisfy the closing conditions; and other risks and uncertainties discussed in the Company’s annual report on Form 10-K filed with the SEC on April 15, 2022 and quarterly report on Form 10-Q filed with the SEC on August 16, 2022, in each case under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this document. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements.

American Virtual Cloud Technologies, Inc.

info@avctechnologies.com

+1 (404) 239-2863